EXHIBIT 99.3

LETTER OF INSTRUCTION

TO REGISTERED HOLDER AND/OR PARTICIPANT OR

ACCOUNT HOLDER IN THE DEPOSITORY TRUST COMPANY,

EUROCLEAR OR CLEARSTREAM

OFFER TO EXCHANGE

SERIES A 4% GUARANTEED SENIOR NOTES DUE 2008

SERIES B 5.25% GUARANTEED SENIOR NOTES DUE 2013, AND

SERIES C 6.375% GUARANTEED SENIOR NOTES DUE 2033

OF

TELECOM ITALIA CAPITAL

UNCONDITIONALLY GUARANTEED BY

TELECOM ITALIA S.p.A.

PURSUANT TO THE PROSPECTUS, DATED                      , 2004, OF TELECOM ITALIA CAPITAL AND TELECOM ITALIA S.p.A. (THE “PROSPECTUS”).

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                      , 2004, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or Participant or Account Holder in the Depository Trust Company, Euroclear or Clearstream:

The undersigned hereby acknowledges receipt of the Prospectus and the accompanying letter of transmittal (the “Letter of Transmittal”) which together constitute the offer (the “Exchange Offer”) from Telecom Italia Capital, a societe anonyme organized under the laws of Luxembourg (“Telecom Italia Capital”), to exchange all of its outstanding Series A 4% Guaranteed Senior Notes due 2008—(Common Codes: 017953281 and 017953354; CUSIP Nos.: 87927VAB4 and T92762AB8; ISIN Nos.: US87927VAB45 and UST92762AB80) (the “Outstanding Series A Notes”), all of its outstanding Series B 5.25% Guaranteed Senior Notes due 2013—(Common Codes: 017953150 and 017953168; CUSIP Nos.: 87927VAA6 and T92762AA0; ISIN Nos.: US87927VAA61 and UST92762AA08) (the “Outstanding Series B Notes”), and all of its outstanding Series C 6.375% Guaranteed Senior Notes due 2033—(Common Codes: 017953427 and 017953435; CUSIP Nos. 87927VAC2 and T92762AC6; ISIN Nos. US87927VAC28 and UST92762AC63) (the “Outstanding Series C Notes” and together with the Outstanding Series A Notes and Outstanding Series C Notes, the “Outstanding Notes”) for a like aggregate principal amount of Series A 4% Guaranteed Senior Notes due 2008, Series B 5.25% Guaranteed Senior Notes due 2013 and Series C 6.375% Guaranteed Senior Notes due 2033 that, in each case, have been registered under the Securities Act (“Exchange Notes”).

Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or participant or account holder in the Depository Trust Company, Euroclear or Clearstream, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Series A Notes, Outstanding Series B Notes or Outstanding Series C Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Series A Notes, Outstanding Series B Notes or Outstanding Series C Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

US Dollar Amount of the Outstanding Series A Notes

US Dollar Amount of the Outstanding Series B Notes:

US Dollar Amount of the Outstanding Series C Notes:

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	to TENDER the following Outstanding Series A Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING SERIES A NOTES, TO BE TENDERED, IF ANY):

☐	NOT to TENDER any Outstanding Series A Notes held by you for the account of the undersigned

☐	to TENDER the following Outstanding Series B Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING SERIES B NOTES TO BE TENDERED, IF ANY):

☐	NOT to TENDER any Outstanding Series B Notes held by you for the account of the undersigned

☐	to TENDER the following Outstanding Series C Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING SERIES C NOTES TO BE TENDERED, IF ANY):

$

☐	NOT to TENDER any Outstanding Series C Notes held by you for the account of the undersigned

If the undersigned instructs you to tender Outstanding Series A Notes, Outstanding Series B Notes or Outstanding Series C Notes hereby for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned is not an “affiliate” of either Telecom Italia Capital or Telecom Italia S.p.A. as defined in Rule 405 of the Securities Act; (ii) the undersigned is not engaged in, nor does it intend to engage in, nor does it have any arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes; (iii) if the undersigned is a broker-dealer and holds Outstanding Notes acquired as a result of market-making or other trading activities (other than transfer restricted securities acquired directly from Telecom Italia Capital or Telecom Italia S.p.A. or any affiliate of Telecom Italia Capital or Telecom Italia S.p.A.), that the undersigned will deliver a prospectus in connection with the resale of any Exchange Notes issued in exchange for such Outstanding Notes; (iv) any Exchange Notes acquired pursuant to the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned; and (v) it is not acting on behalf of any person who could not truthfully make the foregoing representations, (b) to make such acknowledgments and agreements, on behalf of the undersigned, as are set forth in the Letter of Transmittal, and (c) to take all such other actions as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Outstanding Notes that the undersigned has indicated above. By representing that it will deliver a prospectus in the circumstances indicated in clause (a)(iii) of the preceding sentence and by so delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The undersigned also warrants that acceptance of any tendered Outstanding Notes by Telecom Italia Capital and the issuance of Exchange Notes in exchange therefore shall constitute performance in full by Telecom Italia Capital and Telecom Italia S.p.A of their obligations to provide registration rights under that certain Registration Rights Agreement, dated as of October 22, 2003, among Telecom Italia Capital, Telecom Italia S.p.A and the initial purchasers named therein, and that Telecom Italia Capital and Telecom Italia S.p.A shall have no further registration obligations thereunder. The undersigned will comply with its obligations under the such Registration Rights Agreement. The undersigned has read and agrees to all terms of the Exchange Offer.

☐	Check this box if the beneficial owner of the Outstanding Notes is a broker-dealer and such broker-dealer acquired the beneficial interests in the Outstanding Notes for its own account as a result of market-making or other trading activities. IF THIS BOX IS CHECKED, PLEASE SEND A COPY OF THESE INSTRUCTIONS TO THE FOLLOWING ADDRESS:

Delivery to the Exchange Agent JPMorgan Chase Bank:

By Registered or Certified Mail:	By Overnight Delivery or by Hand between 8:00 a.m. and 4:30 p.m.:

JPMorgan Chase Bank 4 New York Plaza, 15th Floor New York, New York 10004	JPMorgan Chase Bank 4 New York Plaza, 15th Floor New York, New York 10004	J.P. Morgan Bank Luxembourg S.A. 5 Rue Plaetis, Floor 1 L-2338 Luxembourg

Attention: Institutional Trust Services	Attention: Institutional Trust Services

To Confirm by Telephone: (212) 623-5159	To Confirm by Telephone: (212) 623-5159

Facsimile Transmissions: (212) 623-6207 or 6214	Facsimile Transmissions: (212) 623-6207

SIGN HERE

(Name of beneficial owner(s))

(Signature(s))

(Name(s)—please print)

(Address)

(Telephone number, including Area Code)

(Taxpayer Identification or Social Security Number)

(Date)